EXHIBIT 99.1

ZION OIL & GAS CLOSES THIRD IPO ROUND

$900,000 Raised in Second Closing Brings IPO Total to $5.9 Million

Dallas, TX - February 22, 2007 - Eugene A. Soltero, Chief Executive Officer of Zion Oil & Gas, Inc. (Amex: ZN), of Dallas, Texas and Caesarea, Israel, announced today that the company has issued 118,557 shares of common stock in the third round of its initial public offering. Zion's offering is being underwritten on a best efforts basis by Network 1 Financial Securities, Inc. of Red Bank, New Jersey. The shares were issued at $7 per share, and the amount raised in this third round was $829,899. In the first, second and third round closings of the offering, Zion has issued 842,337 shares in consideration of a total of $5,896,359.

Zion continues to accept subscriptions in its offering at $7 per share up to a maximum of $14,000,000. The next closing is scheduled for February 28, 2007, subject to advancement or deferral. The offering will then remain open through March 26, 2007, subject to advancement or deferral as described in the prospectus.

Zion Oil & Gas, a Delaware corporation, explores for oil and gas in Israel on its Ma'anit-Joseph License and Asher Permit areas located onshore between Tel Aviv and Haifa. The net proceeds of Zion's offering will mainly be used for a completion attempt on the Ma'anit #1 exploratory well drilled by Zion in 2005 to a total depth of 15,842 feet and, if the maximum offering is successfully completed, to drill an appraisal well on its license. Zion and its drilling contractor have entered into an agreement for the use of a rig to renew work on the Ma'anit #1 in March 2007. In the event of a commercial discovery, following recovery of certain exploratory costs, Zion intends to donate 6% of its gross revenues from the license to two charitable trusts to be established by Zion, one in Israel and one in the U.S. The common stock of Zion is traded on the American Stock Exchange under the ticker symbol "ZN".

The Securities are being offered by Zion in its Initial Public Offering by prospectus only, and only within those States and other jurisdictions in which the securities may be sold. This announcement is neither an offer to sell nor a solicitation of any offer to buy.

FORWARD LOOKING STATEMENTS: Statements in this press release that are not historical fact, including statements regarding future closings of the offering, the timing and results thereof, Zion's planned operations, potential results thereof and plans contingent thereon, are forward-looking statements as defined in the "Safe Harbor'' provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion's prospectus and are beyond Zion's control. These risks could cause Zion's actual performance to differ materially from the results predicted by these forward-looking statements. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

NOTICE: Zion Oil & Gas, Inc., has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest directly in the offering, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the company and its offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

Alternatively, Zion Oil & Gas or its underwriter, Network I Financial Securities, Inc. will arrange to send you the prospectus if you request it by calling toll free 1-888-TX1-ZION (1-888-891-9466). Links to the SEC location, or to the documents in PDF, may be found on Zion's home page at www.zionoil.com.

Contact:

Karen Soltero
Zion Oil & Gas, Inc.
6510 Abrams Rd., Suite 300
Dallas, TX 75231
818-445-6840

Email: karen@zionoil.com